Exhibit 99.1

NEWS RELEASE
August 24, 2022

DYCOM INDUSTRIES, INC. ANNOUNCES FISCAL 2023 SECOND QUARTER RESULTS

Second Quarter Highlights

•Contract revenues of $972.3 million; 23.5% growth
•Non-GAAP Adjusted EBITDA of $104.7 million
•Net Income of $43.9 million, or $1.46 per common share diluted
•Repurchased 104,030 common shares for $10.0 million during the quarter

Palm Beach Gardens, Florida, August 24, 2022 - Dycom Industries, Inc. (NYSE: DY) announced today its results for the second quarter ended July 30, 2022. Contract revenues were $972.3 million for the quarter ended July 30, 2022, compared to $787.6 million in the year ago period, an increase of 23.5%. Non-GAAP Adjusted EBITDA was $104.7 million, or 10.8% of contract revenues, for the quarter ended July 30, 2022, compared to $73.8 million, or 9.4% of contract revenues, in the year ago period.

Net income was $43.9 million, or $1.46 per common share diluted, for the quarter ended July 30, 2022, compared to $18.2 million, or $0.59 per common share diluted, in the year ago period.

During the quarter ended July 30, 2022, the Company purchased 104,030 shares of its own common stock in open market transactions for $10.0 million at an average price of $96.06 per share.

Year-to-Date Highlights

Contract revenues were $1.849 billion for the six months ended July 30, 2022, compared to $1.515 billion for the six months ended July 31, 2021. Contract revenues increased 22.3% organically after excluding $3.9 million of contract revenues from storm restoration services in the comparable year ago period. Non-GAAP Adjusted EBITDA was $168.4 million, or 9.1% of contract revenues, for the six months ended July 30, 2022, compared to $117.9 million, or 7.8% of contract revenues, in the comparable year ago period.

Net income was $63.4 million, or $2.11 per common share diluted, for the six months ended July 30, 2022. These results include income tax benefits of $2.7 million, or $0.09 per common share diluted, for the vesting and exercise of share-based awards, and $1.7 million, or $0.05 per common share diluted, for tax credits related to a tax filing for a prior year. For the comparable year ago period, net income was $19.1 million, or $0.61 per common share diluted.

During the six months ended July 30, 2022, the Company purchased 304,030 shares of its own common stock in open market transactions for $28.5 million at an average price of $93.85 per share.

Outlook

The Company expects contract revenues for the quarter ending October 29, 2022 to increase low- to mid-teens as a percentage of contract revenues as compared to the quarter ended October 30, 2021. Non-GAAP Adjusted EBITDA as a percentage of contract revenues is expected to increase modestly for the quarter ending October 29, 2022 as compared to the quarter ended October 30, 2021. For additional information regarding the Company’s outlook, please see the presentation materials available on the Company’s website posted in connection with the conference call discussed below.

Use of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, the Company may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. See Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Financial Measures in the press release tables that follow.

Conference Call Information and Other Selected Data

The Company will host a conference call to discuss fiscal 2023 second quarter results on Wednesday, August 24, 2022 at 9:00 a.m. Eastern time. Interested parties may participate in the question and answer session of the conference call by registering at https://register.vevent.com/register/BI8912ef4c95fa46e899173079528bf98f. Upon registration, participants will receive a dial-in number and unique PIN to access the call. Participants are encouraged to join approximately ten minutes prior to the scheduled start time.

For all other attendees, a live listen-only audio webcast of the call, including an accompanying slide presentation, can be accessed directly at https://edge.media-server.com/mmc/p/nkn4jebu. A replay of the live webcast and the related materials will be available on the Company's Investor Center website at https://ir.dycomind.com for approximately 120 days following the event.

About Dycom Industries, Inc.

Dycom is a leading provider of specialty contracting services throughout the United States. These services include program management; planning; engineering and design; aerial, underground, and wireless construction; maintenance; and fulfillment services for telecommunications providers. Additionally, Dycom provides underground facility locating services for various utilities, including telecommunications providers, and other construction and maintenance services for electric and gas utilities.

Forward Looking Information

This press release contains forward-looking statements as contemplated by the 1995 Private Securities Litigation Reform Act. These
statements include those related to the outlook for the quarter ending October 29, 2022 found under the “Outlook” section of this release. These statements are subject to change. Forward-looking statements are based on management’s current expectations, estimates and projections. These statements are subject to risks and uncertainties that may cause actual results for completed periods and periods in the future to differ materially from the results projected or implied in any forward-looking statements contained in this press release. The most significant of these risks and uncertainties are described in the Company’s Form 10-K, Form 10-Q, and Form 8-K reports (including all amendments to those reports) and include the duration and severity of a pandemic caused by COVID-19, our ability to comply with various COVID-19 legal and contractual requirements and the impacts that those requirements may have on our workforce and our ability to perform our work, vaccination rates in the areas where we operate, any worsening of the pandemic caused by increasing infection rates triggered by new variants, future economic conditions and trends including the potential impacts of an inflationary economic environment, customer capital budgets and spending priorities, the availability and cost of materials, equipment and labor necessary to perform our work, the adequacy of the Company’s insurance and other reserves and allowances for doubtful accounts, whether the carrying value of the Company’s assets may be impaired, the future impact of any acquisitions or dispositions, adjustments and cancellations of the Company’s projects, the related impact to the Company’s backlog from project cancellations, weather conditions, the anticipated outcome of other contingent events, including litigation, liquidity and other financial needs, the availability of financing, the Company’s ability to generate sufficient cash to service its indebtedness, restrictions imposed by the Company’s credit agreement, and the other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update forward-looking statements.

For more information, contact:
Callie Tomasso, Investor Relations
Email: investorrelations@dycomind.com
Phone: (561) 627-7171
---Tables Follow---

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
Unaudited

	July 30, 2022	January 29, 2022
ASSETS
Current assets:
Cash and equivalents	$120,278	$310,757
Accounts receivable, net	1,118,595	895,898
Contract assets	45,715	24,539
Inventories	98,883	81,291
Income tax receivable	6,036	12,729
Other current assets	44,296	30,876
Total current assets	1,433,803	1,356,090

Property and equipment, net	312,805	294,798
Operating lease right-of-use assets	64,788	61,101
Goodwill and other intangible assets, net	366,505	374,317
Other assets	28,469	31,918
Total assets	$2,206,370	$2,118,224

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$187,570	$155,896
Current portion of debt	17,500	17,500
Contract liabilities	16,170	18,512
Accrued insurance claims	41,870	36,805
Operating lease liabilities	25,352	24,641
Income taxes payable	—	233
Other accrued liabilities	143,683	128,209
Total current liabilities	432,145	381,796

Long-term debt	815,332	823,251
Accrued insurance claims - non-current	45,240	48,238
Operating lease liabilities - non-current	39,276	36,519
Deferred tax liabilities, net - non-current	62,373	55,674
Other liabilities	14,988	14,202
Total liabilities	1,409,354	1,359,680

Total stockholders’ equity	797,016	758,544
Total liabilities and stockholders’ equity	$2,206,370	$2,118,224

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except share amounts)
Unaudited

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Contract revenues	$972,273	$787,568	$1,848,573	$1,515,065

Costs of earned revenues, excluding depreciation and amortization	797,980	651,367	1,543,710	1,271,378
General and administrative[1]	73,336	64,730	142,716	131,740
Depreciation and amortization	35,345	38,462	71,981	77,542
Total	906,661	754,559	1,758,407	1,480,660

Interest expense, net	(9,347)	(9,334)	(18,465)	(15,211)
Loss on debt extinguishment[2]	—	—	—	(62)
Other income, net	2,587	986	7,381	3,703
Income before income taxes	58,852	24,661	79,082	22,835

Provision for income taxes[3]	14,996	6,496	15,690	3,772

Net income	$43,856	$18,165	$63,392	$19,063

Earnings per common share:

Basic earnings per common share	$1.48	$0.60	$2.14	$0.62

Diluted earnings per common share	$1.46	$0.59	$2.11	$0.61

Shares used in computing earnings per common share:

Basic	29,540,174	30,431,143	29,579,498	30,553,381

Diluted	29,943,422	30,872,506	30,021,486	31,085,985

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO COMPARABLE GAAP FINANCIAL MEASURES
(Dollars in thousands)
Unaudited

CONTRACT REVENUES, NON-GAAP ORGANIC CONTRACT REVENUES, AND GROWTH %’s

	Contract Revenues - GAAP	Revenues from storm restoration services	Non-GAAP - Organic Contract Revenues	GAAP - Organic Growth %	Non-GAAP - Organic Growth %
Quarter Ended July 30, 2022	$972,273	$—	$972,273	23.5%	23.5%

Quarter Ended July 31, 2021	$787,568	$—	$787,568

Six Months Ended July 30, 2022	$1,848,573	$—	$1,848,573	22.0%	22.3%

Six Months Ended July 31, 2021	$1,515,065	$(3,869)	$1,511,196

NET INCOME AND NON-GAAP ADJUSTED EBITDA

	Quarter	Quarter	Six Months	Six Months
	Ended	Ended	Ended	Ended
	July 30, 2022	July 31, 2021	July 30, 2022	July 31, 2021
Reconciliation of net income to Non-GAAP Adjusted EBITDA:
Net income	$43,856	$18,165	$63,392	$19,063
Interest expense, net	9,347	9,334	18,465	15,211
Provision for income taxes	14,996	6,496	15,690	3,772
Depreciation and amortization	35,345	38,462	71,981	77,542
Earnings Before Interest, Taxes, Depreciation & Amortization ("EBITDA")	103,544	72,457	169,528	115,588
Gain on sale of fixed assets	(3,467)	(992)	(8,856)	(3,844)
Stock-based compensation expense	4,630	2,309	7,758	6,049
Loss on debt extinguishment[2]	—	—	—	62
Non-GAAP Adjusted EBITDA	$104,707	$73,774	$168,430	$117,855
Non-GAAP Adjusted EBITDA % of contract revenues	10.8%	9.4%	9.1%	7.8%

DYCOM INDUSTRIES, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP FINANCIAL MEASURES (CONTINUED)

Explanation of Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). In the Company’s quarterly results releases, trend schedules, conference calls, slide presentations, and webcasts, it may use or discuss Non-GAAP financial measures, as defined by Regulation G of the Securities and Exchange Commission. The Company believes that the presentation of certain Non-GAAP financial measures in these materials provides information that is useful to investors because it allows for a more direct comparison of the Company’s performance for the period reported with the Company’s performance in prior periods. The Company cautions that Non-GAAP financial measures should be considered in addition to, but not as a substitute for, the Company’s reported GAAP results. Management defines the Non-GAAP financial measures used as follows:

•Non-GAAP Organic Contract Revenues - contract revenues from businesses that are included for the entire period in both the current and prior year periods, excluding contract revenues from storm restoration services. Non-GAAP Organic Contract Revenue change percentage is calculated as the change in Non-GAAP Organic Contract Revenues from the comparable prior year period divided by the comparable prior year period Non-GAAP Organic Contract Revenues. Management believes Non-GAAP Organic Contract Revenues is a helpful measure for comparing the Company’s revenue performance with prior periods.

•Non-GAAP Adjusted EBITDA - net income before interest, taxes, depreciation and amortization, gain on sale of fixed assets, stock-based compensation expense, and certain non-recurring items. Management believes Non-GAAP Adjusted EBITDA is a helpful measure for comparing the Company’s operating performance with prior periods as well as with the performance of other companies with different capital structures or tax rates.

Notes

1 Includes stock-based compensation expense of $4.6 million and $2.3 million for the quarters ended July 30, 2022 and July 31, 2021, respectively, and $7.8 million and $6.0 million for the six months ended July 30, 2022 and July 31, 2021, respectively.
2 During the six months ended July 31, 2021, the Company recognized a loss on debt extinguishment of $0.1 million in connection with the amendment and restatement of its credit agreement maturing in April 2026.
3 Includes income tax benefits for the vesting and exercise of share-based of $0.1 million and $0.2 million for the quarters ended July 30, 2022 and July 31, 2021, respectively. The six months ended July 30, 2022 includes income tax benefits of $2.7 million for the vesting and exercise of share-based awards, and $1.7 million for tax credits related to a tax filing for a prior year. The six months ended July 31, 2021 includes income tax benefits for the vesting and exercise of share-based awards of $2.8 million.